UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	54-2086934
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

1000 Abernathy Road, Suite 260 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.50% Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-172483

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Beazer Homes USA, Inc. (the “Company”) is registering its 7.50% Tangible Equity Units (the “Units”) pursuant to this Form 8-A. A description of the Units is contained under the headings “Description of Stock Purchase Contracts and Stock Purchase Units” and “Description of Units” in the prospectus forming a part of the Company’s Registration Statement on Form S-3 (Registration Number 333-172483). Such description shall be deemed to be incorporated by reference herein. A description of the Units is also included in the sections captioned “Description of the Units,” “Description of the Purchase Contracts” and “Description of the Amortizing Notes” in the Company’s Prospectus Supplement dated July 10, 2012 filed pursuant to Rule 424(b) and “Description of Capital Stock” in the base prospectus attached therein and filed therewith. Such prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

1.	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K (File No. 001-12822) filed on December 2, 2008)

2.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K (File No. 001-12822) filed on May 3, 2010)

3.	Certificate of Amendment dated February 3, 2011 to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed February 8, 2011)

4	Fourth Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 of the Company’s Form 10-K filed November 5, 2010)

5.	Section 382 Rights Agreement, dated as of November 12, 2010, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 16, 2010)

6.	First Amendment to Section 382 Rights Agreement, dated December 6, 2010, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on December 8, 2010)

7.	Indenture, between the Company and U.S. Bank National Association as trustee, dated April 17, 2002 (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4 (File No. 333-92470) filed on July 16, 2002)

8.	Sixteenth Supplemental Indenture, between the Company and U.S. Bank National Association as trustee, dated July 16, 2012 (incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-12822) filed on July 16, 2012)

9.	Purchase Contract Agreement, between the Company and U.S. Bank National Association, dated July 16, 2012 (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12822) filed on July 16, 2012)

10.	Form of Unit (included in Exhibit 10 herein)

11.	Form of Purchase Contract (included in Exhibit 10 herein)

12.	Form of Amortizing Note (included in Exhibit 9 herein)

13.	Purchase Contract Agreement related to 7.25% Tangible Equity Units, between the Company and U.S. Bank National Association, dated May 10, 2010 (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12822) filed on May 10, 2010)

14.	Form of Unit related to 7.25% Tangible Equity Units (included in Exhibit 14 herein)

15.	Form of Purchase Contract related to 7.25% Tangible Equity Units (included in Exhibit 14 herein)

16.	Twelfth Supplemental Indenture, between the Company and U.S. Bank National Association as trustee, dated May 10, 2010 (incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-12822) filed on May 10, 2010)

17.	Form of Amortizing Note (included in Exhibit 17 herein)

18.	Form of Indenture with respect to Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009)

19.	Form of Subordinated Debt Security (incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEAZER HOMES USA, INC.

Date: July 16, 2012	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President, General Counsel and Corporate Secretary